UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2025 (July 24, 2025)

Kirkland’s, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2025, Kirkland’s, Inc.’s (the “Company”) shareholders approved an amendment to the Amended and Restated Chart of the Company to declassify the Company’s Board of Directors and provide for the annual election of directors. The declassification of the Company’s Board of Directors became effective upon filing with the Secretary of State of the State of Tennessee on July 25, 2025.

Additionally, on July 24, 2025, the Company’s shareholders approved an amendment to the Amended and Restated Charter of the Company to change the name of the Company from “Kirkland’s, Inc.” to “The Brand House Collective, Inc.” (the “Name Change”). The Name Change became effective upon filing with the Secretary of State of the State of Tennessee on July 25, 2025. In connection with the Name Change, the Company has also initiated the process to change its ticker symbol on the Nasdaq to reflect the new name and expects to trade under the ticker symbol “TBHC.” Trading under the Company’s new name and ticker symbol will begin on July 29, 2025. The Company’s CUSIP will not change and no action is needed from the Company’s shareholders with respect to the ticker symbol change.

The Name Change does not affect the status of the Company or the rights of any shareholder in any respect, or the transferability of stock certificates presently outstanding. The currently outstanding share certificates evidencing shares of the Company’s securities bearing the name Kirkland’s, Inc. will continue to be valid and represent shares of the Company following the Name Change.

The foregoing summary is qualified in its entirety by reference to the full text of the charter amendments, copies of which are attached as Exhibit 3.1 and 3.2 hereto and incorporated herein by reference.

Item 5.07: Submission of Matters to a Vote of Security Holders

On July 24, 2025, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2025 Proxy Statement filed with the Securities and Exchange Commission on June 30, 2025. A summary of the matters voted upon by the shareholders at the Annual Meeting is set forth below.

Proposal 1. The Company’s shareholders approved an amendment to the Amended and Restated Charter of the Company to declassify the Company’s Board of Directors and provide for the annual election of directors.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	11,811,995	35,269	76,365	4,120,142

Proposal 2. The Company’s shareholders elected the five nominees for director as listed below to serve for a one-year term expiring at the 2026 annual meeting or until their successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Eric L. Schwartzman	11,839,184	61,853	22,592	4,120,142
Neely J. Tamminga	11,743,839	157,453	22,337	4,120,142
Tamara R. Ward	11,835,092	66,300	22,237	4,120,142
Steven C. Woodward	11,634,323	268,629	20,677	4,120,142
Amy E. Sullivan	11,843,940	61,629	18,060	4,120,142

Proposal 3. Proposal 3 to elect two Class I directors, elect one Class II director, and elect one Class III director was rendered moot and accordingly was not submitted to the Company’s shareholders, given the passage of Proposal 1 to declassify the Company’s Board of Directors.

Proposal 4. The Company’s shareholders approved an amendment to the Amended and Restated Kirkland’s, Inc. 2002 Equity Incentive Plan to increase the number of common shares available for issuance thereunder.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	11,650,996	253,172	19,461	4,120,142

Proposal 5. The Company’s shareholders approved an amendment to the Amended and Restated Charter of the Company to change the name of the Company from “Kirkland’s, Inc.” to “The Brand House Collective, Inc.”

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	14,950,368	826,755	266,648	0

Proposal 6. The Company’s shareholders approved, on an advisory basis, compensation for our named executive officers based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	11,570,414	233,868	119,347	4,120,142

Proposal 7. The Company’s shareholders ratified the appointment by the Company's Board of Directors of Ernst & Young LLP as the Company's independent registered accounting firm for the 2025 fiscal year based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	15,812,306	38,882	192,583	0

Item 8.01: Other Events

On July 28, 2025, the Company issued a press release announcing the Name Change and new store opening. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc. to declassify the Company’s Board of Directors.

3.2	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc. to change the Company’s name from “Kirkland’s, Inc.” to “The Brand House Collective, Inc.”

99.1	Press Release dated July 28, 2025 announcing the Company Name Change and Store Opening.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

July 28, 2025	By:	/s/ Michael W. Sheridan
Name: Michael W. Sheridan
Title: Senior Vice President, General Counsel and Secretary